EXHIBIT A

Form of Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

QUINTESSENCE PHOTONICS CORPORATION

(A Delaware Corporation)

Amount: $____________

Sylmar, California
November 25, 2005

SECURED PROMISSORY NOTE

For value received, QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation ("**Maker**"), promises to pay _____________ ("**Payee**") the principal sum of ___________________________ ($___________) with monthly compounded interest on the outstanding principal amount at the rate of ten percent 10% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. This Promissory Note (the "**Note**") is one of a series of Promissory Notes (the "**Notes**") issued pursuant to a Loan Agreement (the "**Loan Agreement**"), dated as of November 25, 2005, among Maker and the lenders listed on Schedule A thereto (the "**Lenders**") and is subject to the terms and conditions of the Loan Agreement.

1. Payment. Subject to Paragraphs 2 and 4 below and unless otherwise extended by the consent of the Maker and Lenders holding a majority of the aggregate principal amount of the Notes then outstanding, the outstanding principal amount and accrued and unpaid interest shall be payable as follows: (i) monthly interest-only installments commencing December 25, 2005, and (ii) the remaining outstanding principal amount and accrued and unpaid interest being payable on the earlier of the first closing of the Brookstreet Offering or January 22, 2006 (as such date may be extended per the terms hereof, the "**Maturity Date**"). All payments of interest and principal shall be in lawful money of the United States of America at the principal office of Maker, or at such other place Payee may from time to time designate in writing to Maker. The Maker may at any time, without penalty, upon at least thirty (30) days advance written notice to the Payee, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal.

The Maker agrees that if for any reason it fails to pay any amount due at the Maturity Date or upon the occurrence of an Event of Default, within five (5) business days after such date, the Payee shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. The Maker therefore agrees to pay default interest on such delinquent amount at a per annum rate equal to the prime rate (as published in the Wall Street Journal on the date of such Event of Default) plus 2%, payable quarterly. Acceptance of such default interest by the Payee shall in no event constitute a waiver of the Maker's default with respect to such overdue amount nor prevent the Payee from exercising any of the other rights and remedies granted hereunder. Acceptance by the Payee of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to declare a default as herein provided for any failure to so pay. Notwithstanding the foregoing, if all sums due and owning are paid the Maker shall not have the right to foreclose or exercise its remedies.

2. Security Agreement. This Note and the indebtedness evidenced hereby is secured pursuant to the terms of that certain Security Agreement, dated as of November 25, 2005 (the "**Security Agreement**") among the Maker, the Lenders, and M.U.S.A. Inc. doing business as DBA Money USA, as collateral agent for the secured parties identified therein (in such capacity, the "**Collateral Agent**"). Collateral Agent, on behalf of the Lenders, is entitled to the rights and remedies set forth in the Security Agreement. The indebtedness evidenced by the Notes shall be paid by the Maker *pari passu* pursuant to the terms hereof and thereof.

3. Transferability. This Note is nontransferable, except to other holders of the capital stock of Maker or affiliates (as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Payee. Subject to the foregoing, this Note may be transferred only in compliance with the provisions of the Loan Agreement, applicable federal and state securities laws and only upon surrender of this original Note to the Maker for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Maker. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note. The Payee agrees to provide a form W-9 to the Maker on request.

4. Waiver. Maker waives presentment, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.

5. Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Maker and the holders of not less than 50% in the aggregate principal amount of the Notes then outstanding.

6. Assignment. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto, including any Successor to the Maker.

7. Events of Default. In case an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the principal and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

8. Savings Clause. Maker and the Payee intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is the Maker's and the Payee's express intention that the Maker not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Payee to the Maker), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. Any such crediting or refund shall not cure or waive any default by the Maker under this Note. The term "applicable law" as used in this Note shall mean the laws of the State of California as such laws now exist or may be changed or amended or come into effect in the future.

9. Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be addressed to the Payee at the last address furnished to the Maker by the Payee in writing or, in the case of the Maker, at the principal offices of the Maker, or at such other address as any party or the Maker may designate by giving at least ten (10) days' advance written notice to all other parties.

10. Loan Agreement. This Note incorporates by reference all the terms of the Loan Agreement.

11. Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of California, other than the conflicts of law principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date first set forth above.

MAKER

QUINTESSENCE PHOTONICS CORPORATION

By: ______________________________
Name:
Title:

[SIGNATURE PAGE TO PROMISSORY NOTE]

QPL

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

THIS FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this "*Amendment*") is made as of January 25, 2006 to that certain Secured Promissory Note, dated as of November 25, 2005 (the "*Note*"), made in favor of JEFFREY UNGAR ("*Payee*"), by QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation ("*Maker*"), in the principal amount of Two Hundred Thousand Dollars ($200,000.00). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Note.

RECITALS

WHEREAS, Payee and Maker are parties to that certain First Amendment to Loan Agreement, dated as of even date herewith (the "*Loan Amendment*"), which amends that certain Loan Agreement, dated November 25, 2005, among Maker, Payee and the other lenders listed on Schedule A attached thereto;

WHEREAS, the Loan Amendment is conditioned upon execution and delivery of this Amendment by Maker and Payee; and

WHEREAS, Maker and Payee desire to amend the terms and conditions of the Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The first paragraph of Section 1 of the Note is amended and restated to read in its entirety as follows:

> Subject to Paragraphs 2 and 4 below and unless otherwise extended by the Maker in accordance with the terms and conditions of the Loan Amendment or the consent of the Maker and Lenders holding a majority of the aggregate principal amount of the Notes then outstanding, the outstanding principal amount and accrued and unpaid interest shall be payable as follows: (i) monthly interest-only installments commencing December 25, 2005, and (ii) the remaining outstanding principal amount and accrued and unpaid interest being payable on March 27, 2006 (as such date may be extended per the terms hereof, the "**Maturity Date**"). All payments of interest and principal shall be in lawful money of the United States of America at the principal office of Maker, or at such other place Payee may from time to time designate in writing to Maker. Interest shall be calculated based upon a 360-day year. The Maker may at any time, without penalty and without any advance notice, prepay in whole or in part the unpaid principal sum of this Note, plus any unpaid accrued interest under this Note. All payments will first be applied to the repayment of accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal.

2. Except as provided herein, the Note shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Secured Promissory Note to be effective as of the date first above written.

Maker:

QUINTESSENCE PHOTONICS CORPORATION

By: ______________________________

Name: Merrill A. McPeak

Title: _Vice Chairman of the Board of Directors

Acknowledged and agreed by Payee:

By: ______________________________

JEFFREY UNGAR